Exhibit 10.1

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of March 11, 2019, by and among Tallgrass Energy, LP (formerly known as Tallgrass Energy GP, LP), a limited partnership (the “Company”), and each of the parties listed on Annex A (each, a “Holder” and together, the “Holders”) (each a “Party” and collectively, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Company and certain of its previous shareholders (the “Initial Holders”) are party to that certain Registration Rights Agreement, dated as of May 12, 2015 (the “Existing Agreement”), pursuant to which the Initial Holders requested, and the Company agreed to provide, in consideration of the transactions contemplated by the Company’s Registration Statement on Form S-1, (File No. 333-202258) initially filed with the Commission (as hereinafter defined) on February 24, 2015 and declared effective by the Commission under the Securities Act (as hereinafter defined) on May 6, 2015 (the “Effective Date”), registration rights with respect to the Registrable Securities (as hereinafter defined), as set forth in the Existing Agreement;

WHEREAS, pursuant to the terms of, and in connection with the consummation of the transactions contemplated by, the Purchase Agreement dated as of January 30, 2019 by and among the Sellers named therein, as sellers, Prairie ECI Acquiror LP, Prairie VCOC Acquiror LP, Prairie Non-ECI Acquiror LP and Prairie GP Acquiror LLC, as acquirors, and the Seller Representatives named therein, the Initial Holders transferred all of their respective rights under all of the outstanding Registrable Securities (as hereinafter defined) to the parties listed on Annex A as of the date hereof, and the Company desires to amend and restate the Existing Agreement as set forth herein;

WHEREAS, pursuant to Section 11 of the Existing Agreement, the Existing Agreement may be amended only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities; and

WHEREAS, such written consent of the Company and the Holders are obtained by virtue of the Company and the Holders executing this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the Parties, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend and restate the Existing Agreement in its entirety and agree as follows:

Section 1. Definitions

Unless otherwise defined herein, as used in this Agreement, the following terms have the following meanings:

“Affiliate” means, when used with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such person. For the purposes of this definition, the terms “controlling”, “controlled by”, or “under common control” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Blackout Period” means any of the following:

(a) in the event that at any time Company management determines in good faith that the registration or offering of Registrable Securities at that time would be reasonably likely to cause or require disclosure (i) that the Company is pursuing a significant acquisition and that the disclosure of the pursuit of such transaction would be reasonably likely to jeopardize such transaction or (ii) of material, non-public information, the disclosure of which would be harmful to the Company and with respect to which the Company otherwise has a bona fide business purpose for preserving as confidential, a period of up to 30 calendar days following such determination;

(b) if the Company has notified the Holders pursuant to Section 6 that it is updating any Registration Statement or Prospectus in accordance with the terms of this Agreement, a reasonable period of time, not to exceed ten calendar days, for the Company to complete such update;

(c) any regular quarterly “black-out” period during which all directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect; and

(d) in the event the Company is conducting or actively pursuing a securities offering with anticipated offering proceeds of at least one hundred million dollars ($100,000,000) (other than in connection with any at-the-market offering or similar continuous offering program), a period of 15 calendar days (or such longer period that the Company is subject to pursuant to any lock-up agreement between the Company and the underwriters of such securities offering) as specified in a written notice delivered by the Company to the applicable Holders pursuant to Section 2 or Section 3; provided, however, that the Company shall not be entitled to provide such a notice more than once in any three month period.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Leawood, Kansas or New York, New York.

“Class A Shares” means Class A Shares of the Company.

“Class B Shares” means Class B Shares of the Company.

“Co-Investor Permitted Transferee” has the meaning set forth in Section 10.

“Commission” means the Securities and Exchange Commission.

“Company LPA” means the Second Amended and Restated Agreement of Limited Partnership of the Company, dated as of July 1, 2018, as such may be further amended, modified, supplemented or restated from time to time in accordance with the terms thereof.

“Demanding Holder” means Prairie ECI, Prairie Non-ECI, Prairie VCOC and any Co-Investor Permitted Transferee.

“Encumbrance” means any security interest, pledge, mortgage, lien, charge, encumbrance, adverse claim, any defect or imperfection in title, preferential arrangement or restriction, right to purchase, right of first refusal or other burden or encumbrance of any kind, other than Transfer restrictions imposed on the Company’s Class B Shares and Tallgrass Equity Units pursuant to the Tallgrass Equity LLC Agreement or the Company LPA.

“Equityholders Agreement” means that certain Equityholders Agreement, dated as of March 11, 2019, by and among Jasmine Ventures Pte. Ltd., a Singapore private limited company, BIP Aggregator Q L.P., a Delaware limited partnership, Blackstone Infrastructure Partners – V L.P., a Delaware limited partnership, Blackstone Infrastructure Associates L.P., a Delaware limited partnership, Enagas Holding USA, S.L.U, a Spanish limited liability company, Enagas U.S.A. LLC, a Delaware limited liability company, BIP Holdings Manager L.L.C., a Delaware limited liability company, BIP Prairie E L.P., a Delaware limited partnership, BIP Prairie E Manager L.L.C., a Delaware limited liability company, Prairie Non-ECI Aggregator LP, a Delaware limited partnership, Prairie Non-ECI Acquiror Holdco LP, a Delaware limited partnership, Prairie Non-ECI, Prairie ECI Aggregator LP, a Delaware limited partnership, Prairie ECI Acquiror Holdco LP, a Delaware limited partnership, Prairie ECI, Prairie VCOC Aggregator LP, a Delaware limited partnership, Prairie VCOC Acquiror Holdco LP, a Delaware limited partnership, Prairie VCOC, Prairie Secondary Acquiror LP, a Delaware limited partnership, and Prairie GP Acquiror LLC, a Delaware limited liability company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any United States, foreign, supra-national, federal, state, provincial, local or self-regulatory governmental, regulatory or administrative authority, agency, division, body, organization or commission or any judicial or arbitral body.

“Holder” means any Party owning Registrable Securities, and any other Person to which such Registrable Securities are Transferred in accordance with this Agreement and the Tallgrass Equity LLC Agreement.

“Initial Holder” has the meaning set forth in the introduction.

“Offering Request” has the meaning set forth in Section 3(a).

“Party” has the meaning set forth in the preamble.

“Person” means any individual, partnership, corporation, limited liability company, trust, incorporated or unincorporated organization or other legal entity of any kind.

“Prairie ECI” means Prairie ECI Acquiror LP, a Delaware limited partnership.

“Prairie Non-ECI” means Prairie Non-ECI Acquiror LP, a Delaware limited partnership.

“Prairie VCOC” means Prairie VCOC Acquiror LP, a Delaware limited partnership.

“Prospectus” has the meaning set forth in Section 6(a).

“Registering Holder” means any Holder of Registrable Securities giving the Company a written notice pursuant to Section 2 requesting that its Registrable Securities be included in a Shelf Registration Statement or pursuant to Section 3 or Section 4 hereof requesting that its Registrable Securities be included in an Offering Request or any offering initiated by the Company.

“Registrable Securities” means any Class A Shares, including those issuable upon exchange of Tallgrass Equity Units and Class B Shares, even if any such exchange shall not have yet occurred. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (a) they are sold pursuant to an effective Registration Statement under the Securities Act, (b) they are sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144, (c) they shall have ceased to be outstanding or (d) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.

“Registration Expenses” means, except for Selling Expenses (as hereinafter defined), all expenses incurred by the Company in effecting any registration or offering pursuant to this Agreement, including all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any audits incident to or required by any such registration and the reasonable fees and disbursements of one counsel for the Registering Holders participating in the registration (which shall be chosen by the participating Registering Holder that then holds the most Registrable Securities) incurred in connection with any registration and any offering of Class A Shares relating to such registration.

“Registration Request” has the meaning set forth in Section 3(a).

“Registration Statement” has the meaning set forth in Section 6(a).

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts and selling commissions applicable to the securities sold in a transaction or transactions registered on behalf of the Holders.

“Shelf Notice” has the meaning set forth in Section 2(b).

“Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Tallgrass Equity” means Tallgrass Equity, LLC, a Delaware limited liability company.

“Tallgrass Equity LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Tallgrass Equity, dated as of May 12, 2015, as such may be further amended, modified, supplemented or restated from time to time in accordance with the terms thereof.

“Tallgrass Equity Units” means units representing membership interests in Tallgrass Equity.

“Transfer” means to give, sell, exchange, assign, transfer, pledge, mortgage, hypothecate, bequeath, devise or otherwise dispose of or subject to any Encumbrance, voluntarily or involuntarily, by operation of law or otherwise, and whether of record, beneficially, by participation or otherwise.

“Underwriting Request” has the meaning set forth in Section 3(a).

“Violation” has the meaning set forth in Section 8(a).

“WKSI” has the meaning set forth in Section 2(a).

Section 2. Shelf Registration Statement

(a) Subject to Section 2(d), and further subject to the availability of a registration statement on Form S-3 or any successor form thereto (“Form S-3”) to the Company, as soon as reasonably practicable after it is initially eligible to do so, the Company shall file, and use its reasonable best efforts to cause to be declared effective by the Commission as soon as reasonably practicable after such filing date, a Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of the Registrable Securities owned by the Holders in accordance with the plan and method of distribution set forth in the prospectus included in such Form S-3 (the “Shelf Registration Statement”). Even if the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”), the Company shall not be required to file the Shelf Registration Statement on an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto, to the extent that the Company would be an ineligible issuer (as defined in Rule 405 under the Securities Act) with respect to a broad plan of distribution (inclusive of distributions not involving a firm commitment underwriting) customarily included in a shelf registration statement.

(b) At least ten Business Days prior to the date on which the Company anticipates filing a Shelf Registration Statement, the Company will deliver written notice (the “Shelf Notice”) thereof to each Holder. Each Holder will have the right to include its Registrable Securities in the Shelf Registration Statement by delivering to the Company a written request to so include such Registrable Securities within five Business Days after the Shelf Notice is received by any such Holder.

(c) Subject to Section 2(d), the Company shall use reasonable best efforts to keep the Shelf Registration Statement continuously effective (including by filing any necessary post-effective amendments to such Shelf Registration Statement or one or more successor Shelf Registration Statements) until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise cease to be Registrable Securities.

(d) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the Registering Holders who elected to participate in the Shelf Registration Statement (which notice shall provide reasonable detail regarding the basis for the Blackout Period), to require such Registering Holders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period. After the expiration of any Blackout Period and without any further request from a Registering Holder, the Company shall immediately notify all such Registering Holders and, to the extent necessary, shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3. Demand Registration Rights

(a) General. Subject to any pending lock-up arrangement in accordance with Section 13, if the Company shall receive from any Demanding Holder a written request (an “Offering Request”) (i) that the Company file a registration statement with respect to any of such Demanding Holder’s Registrable Securities (a “Registration Request”) or (ii) in the event that a Shelf Registration Statement covering such Demanding Holders’ Registrable Securities is already effective, that the Company engage in an underwritten offering (an “Underwriting Request”) in respect of such Demanding Holder’s Registrable Securities, then the Company shall, within three Business Days of the receipt thereof, give written notice of such request to all Holders, and the Company and the Holders shall comply with the notice and participation procedures set forth in Section 4. Subject to the other terms of this Section 3, the Company shall use its reasonable best efforts to effect, as soon as reasonably practicable, the registration under the Securities Act of the resale of all Registrable Securities that the Holders request to be registered in any Registration Request and/or the underwritten offering of all Registrable Securities that the Holders request to be offered pursuant to any Underwriting Request. With respect to any Registration Request, the Company shall use reasonable best efforts to cause any related Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof and to keep such Registration Statement effective until participating Holder or Holders have completed the distribution described in such Registration Statement. The Demanding Holder may request that the Company register the resale or effect an offering of such Registrable Securities on an appropriate form, including a Shelf Registration Statement (so long as the Company is eligible to use Form S-3). The Company’s obligations pursuant to this Section 3(a) shall be subject to the following limitations and conditions:

(iii) the Company shall not be required to comply with any Offering Request that is received within 90 calendar days after the closing of any underwritten offering effected by one or more Holders or the Company;

(iv) the Company shall not be required to comply with any Offering Request where the anticipated aggregate offering price of all Registrable Securities requested to be registered or offered by the Demanding Holder (together with any related requests of other Demanding Holders) is equal to or less than one hundred million dollars ($100,000,000), unless the Demanding Holder’s remaining Registrable Securities have a value less than such one hundred million dollar ($100,000,000) limit, in which case such Demanding Holder may make a single and final request with respect to its remaining Registrable Securities; or

(v) the Company shall not be required to comply with any Offering Request, and may suspend its obligations under this Section 3, as applicable, for the duration of any applicable Blackout Period, following its delivery of written notice thereof to the Holders;

(vi) the Company shall not be required to comply with any Registration Request at any time that the Shelf Registration Statement is effective;

(vii) the Company shall be entitled to postpone any Offering Request if, in the Company’s good faith judgment, it is not feasible for the Company to proceed with the Offering Request because audited or pro forma financial statements that are required by the Securities Act to be included in any related registration statement or prospectus are then unavailable, until such time as such financial statements are completed or obtained by the Company; provided, that the Company shall use its reasonable best efforts to complete or obtain such financial statements as promptly as reasonably practicable; and

(viii) the Company shall not be required to comply with any Registration Request to file a Form S-1 unless (A) such Registration Request is jointly made by Prairie ECI, Prairie Non-ECI and Prairie VCOC, or (B) such Registration Request is made by any Co-Investor Permitted Transferee.

(b) Demand Procedures.

(i) Any Offering Request shall specify: (A) the approximate aggregate number of Registrable Securities requested to be registered or offered for sale in such Offering Request, (B) the intended method of disposition in connection with such Offering Request, to the extent then known and (C) the identity of the Demanding Holder or Demanding Holders.

(ii) In connection with any Offering Request, subject to required approval of the board of the general partner of the Company, the Demanding Holder(s) and Company management shall jointly participate in the process of selecting the investment banking firms that will serve as lead and co-managing underwriters with respect to such underwritten offering. In addition, the Company (together with all Holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten offering. Notwithstanding any other provision of this Section 3, if the managing underwriter(s) advise the Demanding Holder(s) in writing that marketing factors require a limitation of the number of shares to be underwritten in a Holder-initiated registration or offering, the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated as follows:

(A) first, among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included in the registration or underwritten offering;

(B) second, to the Company; and

(C) third, if there remains availability for additional securities to be included in such registration or underwritten offering, pro rata among any other Persons who have been granted registration rights, or who have requested participation in such registration or underwritten offering.

Section 4. Piggyback Registrations and Participation Rights

(a) General. If, at any time or from time to time after the date hereof, the Company proposes to register the sale of any of its securities or conduct an offering of registered securities for its own account or for the account of any third Person (including any Demanding Holder(s) or other Holders pursuant to this Agreement) on a form which would permit the registration or offering of Registrable Securities, except as otherwise provided herein, the Company will:

(i) promptly give to each Holder written notice thereof; and

(ii) include in such registration or offering, all the Registrable Securities specified in a written request or requests, made within seven calendar days after delivery of such written notice from the Company, by any Holders (except that (A) if the managing underwriter(s) or the Person initiating the registration or offering determine that marketing factors require a shorter time period and so inform each Holder in the applicable written notice, such written request or requests must be made within three calendar days and (B) in the case of an “overnight” offering or a “bought deal,” such written request or requests must be made within one Business Day), except as set forth in Section 3(b) or Section 4(b); provided, however, that the Company may withdraw any registration or offering initiated by the Company at any time before any related registration statement becomes effective, or postpone or terminate any offering of securities under such registration statement initiated by the Company, without obligation or liability to any Holder. The absence of any requirement to provide such notice shall have no effect on the rights of any Holder to participate in any offering following such registration in accordance with the terms of this Agreement. Additionally, the Company shall not have to provide notice of any registration of securities proposed by the Company to any Holder to the extent such Holder does not hold a sufficient number of Registrable Securities to meet the minimum participation level set forth in Section 4(c) of this Agreement.

(b) Underwriting. The piggyback and participation rights of any Holder pursuant to Section 3 or this Section 4 shall be conditioned upon such Holder’s acceptance of the terms of, and participation in, the underwriting arrangements as agreed to by the Company and the managing underwriter(s). All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting; provided, however, notwithstanding any other provisions in this Agreement, each Holder, in its capacity as a Holder, shall not be required by any underwriting agreement (or other agreement in connection with such offering) (i) to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the ownership of such Holder’s Registrable Securities and such Holder’s intended method or methods of disposition and any other representation required by law or (ii) to furnish any indemnity to any Person which is broader than the indemnity furnished by such Holder pursuant to Section 8(b). In the event of any registration or offering initiated by the Company, the Company shall select the underwriters to participate in such registration or offering in its sole discretion. Notwithstanding any other provision of this Section 4, if the managing underwriter(s) determine that marketing factors require a limitation of the number of shares to be underwritten in a Company-initiated registration or offering, the Company shall so advise all Holders whose securities would otherwise be registered or offered pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration or underwritten offering shall be so limited and, except as otherwise provided herein, shall be allocated as follows:

(iii) first, to the Company;

(iv) second, if there remains additional availability for additional Registrable Securities to be included in such registration or underwritten offering, among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included in the registration or underwritten offering; and

(v) third, if there remains availability for additional securities to be included in such registration or underwritten offering, pro rata among any other Persons who have been granted registration rights, or who have requested participation in such registration or underwritten offering.

If any Holder disapproves of the terms of any underwriting related to any underwritten offering effected pursuant to Section 3 or this Section 4, the Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s). If by the withdrawal of such Registrable Securities a greater number of shares of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the managing underwriter(s)), then the Company shall offer to all Holders who have included Registrable Securities in the registration or underwritten offering the right to include additional shares of Registrable Securities in the same proportion used in determining the participation limitation in Section 3(b) or this Section 4(b).

(c) Minimum Participation Level. To the extent a Holder has Registrable Securities included in an effective Shelf Registration Statement, such Holder may not exercise its piggyback or participation rights pursuant to this Section 4 unless such Holder requests the inclusion of Registrable Securities in the applicable registration or underwritten offering with a gross anticipated offering price that is equal to or greater than ten million dollars ($10,000,000), unless the Holder’s remaining Registrable Securities have a value less than such ten million dollar ($10,000,000) limit, in which case such Holder may make a single and final request with respect to its remaining Registrable Securities.

Section 5. Registration Expenses

The Company will cause all Registration Expenses incurred in connection with any registration, filing, qualification or compliance pursuant to Sections 2, 3 and 4 to be borne by Tallgrass Equity, regardless of whether any Registration Statement becomes effective. All Selling Expenses relating to the sale of securities registered by the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so sold.

Section 6. Further Obligations

(a) In connection with any registration of the sale of shares of Registrable Securities under the Securities Act pursuant to this Agreement, the Company will consult with each Holder whose Registrable Securities are to be included in any such registration concerning the form of underwriting agreement (and shall provide to each such Holder the form of underwriting agreement prior to the Company’s execution thereof) and shall provide to each such Holder and its representatives such other documents (including correspondence with the Commission with respect to the registration statement and the related securities offering) as such Holder shall reasonably request in connection with its participation in such registration. The Company will furnish each Registering Holder whose Registrable Securities are registered thereunder and each underwriter, if any, with a copy of the registration statement and all amendments thereto and will supply each such Registering Holder and each underwriter, if any, with copies of any prospectus forming a part of such registration statement (including a preliminary prospectus and all amendments and supplements thereto, the “Prospectus”), in such quantities as may be reasonably requested for the purposes of the proposed sale or distribution covered by such registration. In the event that the Company prepares and files with the Commission a registration statement on any appropriate form under the Securities Act (a “Registration Statement”) providing for the sale of Registrable Securities held by any Registering Holder pursuant to its obligations under this Agreement, the Company will:

(i) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of distribution by the participating Holder or Holders thereof set forth in such Registration Statement or supplement to such Prospectus;

(ii) promptly notify the Registering Holders and the managing underwriter(s), if any, (A) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission or any state securities commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (C) of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the existence of any fact which results in a Registration Statement, a Prospectus or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iii) use reasonable best efforts to promptly obtain the withdrawal of any order suspending the effectiveness of a Registration Statement;

(iv) if requested by a Registering Holder or the managing underwriter(s), promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Registering Holders holding a majority of the Registrable Securities being sold by Registering Holders or the managing underwriter(s) agree should be included therein relating to the sale of such Registrable Securities, including without limitation information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(v) furnish to such Registering Holder and each managing underwriter at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference); provided, however, that any such document made available by the Company through EDGAR shall be deemed so furnished;

(vi) deliver to such Registering Holders and the underwriters, if any, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request;

(vii) prior to any public offering of Registrable Securities, register or qualify or cooperate with the Registering Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Registering Holder or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so required to be qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(viii) cooperate with the Registering Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to such Registration Statement and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least one Business Day prior to any sale of Registrable Securities to the underwriters;

(ix) if any fact described in subparagraph (a)(ii)(E) above exists, promptly prepare and file with the Commission a supplement or post-effective amendment to the applicable Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(x) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(xi) provide a CUSIP number for all Registrable Securities included in such Registration Statement, not later than the effective date of the applicable Registration Statement;

(xii) enter into such agreements (including an underwriting agreement in form reasonably satisfactory to the Company) and take all such other reasonable actions in connection therewith to expedite or facilitate the disposition of such Registrable Securities, including, in the case of underwritten offerings, (A) customary participation of management; provided that senior management of the Company shall not be required to dedicate an unreasonably burdensome amount of time in connection with roadshow and related marketing activities for any underwritten offering, (B) using reasonable efforts to cause its counsel to issue opinions of counsel in form, substance and scope as are customary in underwritten offerings, including a standard “10b-5” opinion for such offering, addressed and delivered to the underwriter(s), (C) if requested, using reasonable efforts to cause to be delivered, immediately prior to the pricing of any underwritten offering, immediately prior to effectiveness of each Registration Statement (and, in the case of an underwritten offering, at the time of closing of the sale of Registrable Securities pursuant thereto), letters from the Company’s independent registered public accountants addressed to each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent registered public accountants delivered in connection with underwritten public offerings and (D) delivering a standard officer’s certificate from the chief executive officer or chief financial officer, or other senior officers serving such functions, of the general partner of the Company addressed to each underwriter, if any;

(xiii) make available for inspection by a representative of the Registering Holders whose Registrable Securities are being sold pursuant to such Registration Statement, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by such Registering Holders or underwriter, all financial and other records and any pertinent corporate documents and properties of the Company reasonably requested by such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons or entities unless disclosure of such records, information or documents is required by law, legal process or regulatory requirements; provided, further, that a Registering Holder will be responsible for all breaches or releases of this confidential information made by any representative, underwriter, attorney or accountant to which the Registering Holder provides such records, information or documents; provided, further, that information shall not be deemed confidential information for purposes of this Section 6(a)(xiii), if such information (A) is already known to such Party (or its representatives), having been disclosed to such Party (or its representatives) by a third Person without such third Person having an obligation of confidentiality to the Company, (B) is or becomes publicly known through no wrongful act of such Party (or its representatives), or (C) is independently developed by such Party (or its representatives) without reference to any confidential information disclosed to such Party under this Agreement; and

(xiv) in the event any Holder could reasonably be deemed to be an “underwriter” (as defined in Section 2(a)(11) of the Securities Act) in connection with such Registration Statement and any amendment or supplement thereof, reasonably cooperate with such Holder in allowing such Holder to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof. In addition, at any Holder’s request, the Company will use reasonable best efforts to furnish to such Holder, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request, (A) subject to such Holder’s delivery of any letter required by the Company’s independent certified public accountants, a “cold comfort” letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to such Holder, (B) an opinion, dated as of such date, of counsel representing the Company, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to such Registering Holder and (C) a standard officer’s certificate from the chief executive officer or chief financial officer, or other senior officers serving such functions, of the general partner of the Company addressed to the Holder.

(b) Each Holder agrees that, upon receipt of any notice from the Company of the happening of an event of the kind described in Section 6(a)(ii)(B) through Section 6(a)(ii)(E), such Holder will immediately discontinue disposition of shares of Registrable Securities pursuant to a Shelf Registration Statement until such stop order is vacated or such Holder receives a copy of the supplemented or amended Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the reasonable expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such shares of Registrable Securities at the time of receipt of such notice.

Section 7. Further Information Furnished by Holders

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2 through 6 that the Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of distribution of such securities as shall be required to effect the registration or offer and sale of their Registrable Securities and in each case such information shall be provided at least thirty-six hours prior to any required filing deadline. The Company and the Holders of the Registrable Securities, in their capacities as Holders, hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Holders, the only information furnished or to be furnished to the Company for use in any registration statement or prospectus relating to the Registrable Securities or in any amendment, supplement or preliminary materials associated therewith are statements specifically relating to (a) transactions between such Holder and its Affiliates, on the one hand, and the Company, on the other hand, (b) the beneficial ownership of Class A Shares or Class B Shares held by such Holder and its Affiliates and (c) the name and address of such Holder. If any additional information about such Holder or the plan of distribution (other than for an underwritten offering) is required by law to be disclosed in any such document, then such Holder shall not unreasonably withhold its agreement referred to in the immediately preceding sentence of this Section 8(b).

Section 8. Indemnification

In the event any Registrable Securities are included in a registration statement under Sections 2, 3 or 4:

(a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder and underwriter (as defined in the Securities Act) and each of the officers, directors, partners and agents of each such Holder and underwriter, and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or any violation or alleged violation by the Company or any officer, director, employee, advisor or affiliate thereof of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and the Company will reimburse each such Holder, officer, director, partner or agent, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned, delayed or denied), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration or offering by or on behalf of any such Holder or underwriter. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder or underwriter or any officer, director or controlling Person of such Holder or underwriter and shall survive the transfer of securities.

(b) To the fullest extent permitted by law, each Holder severally, and not jointly, will, if shares of Registrable Securities held by such Person are included in the securities as to which such registration or offering is being effected, indemnify and hold harmless the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each Person, if any, who controls the Company within the meaning of the Securities Act, each underwriter (within the meaning of the Securities Act) of the Company’s securities covered by such registration or offering, any Person who controls such underwriter, and any other Holder selling securities in such registration and each of its directors, officers, partners or agents or any Person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such underwriter, other Holder, director, officer, partner or agent or controlling Person may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration or offering, and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such underwriter, other Holder, officer, director, partner or agent or controlling Person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned, delayed or denied); and provided, that in no event shall any indemnity under this Section 8(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party shall have been advised by counsel that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure of any indemnified party to notify an indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 8 only to the extent that such failure to give notice shall materially prejudice the indemnifying party in the defense of any such claim or any such litigation, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 8.

(d) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder. No party shall be liable for contribution under this Section 8 except to the extent and under such circumstances as such party would have been liable for indemnification under this Section 8 if such indemnification were enforceable under applicable law.

(e) The obligations of the Company and the Holders under this Section 8 shall survive completion of any offering of Registrable Securities pursuant to any Registration Statement.

(f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any registration or offering provided for under Section 2, Section 3 or Section 4 are in conflict with the foregoing provisions of this Section 8, the provisions in such underwriting agreement shall control.

Section 9. Rule 144 Reporting

The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act, and will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder following an exchange of Tallgrass Equity Units and Class B Shares for Class A Shares to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 10. Assignment of Rights

The provisions hereof will inure to the benefit of and be binding upon the successors and assigns of each of the Parties, except as otherwise provided herein. Any Holder may Transfer all or a portion of its Registrable Securities to another Holder (to the extent such Transfer is otherwise permissible under this Agreement) in connection with an assignment of its rights hereunder with respect thereto. In the event of any Transfer by any Holder of all or a portion of its Registrable Securities to any third party other than a Holder, all rights under this Agreement with respect to the Registrable Securities so Transferred shall cease and terminate; provided, however, that the registration rights granted hereby may be transferred to any Person to whom a Holder transfers Registrable Securities pursuant to (i) a Transfer to a Permitted Transferee in accordance with the terms of the Tallgrass Equity LLC Agreement, or (ii) a Transfer to any direct or indirect equityholder, as contemplated by the Equityholders Agreement (such transferee, a “Co-Investor Permitted Transferee”); provided, further, that any such transferee shall not be entitled to rights pursuant to Sections 2, 3 or 4 hereof unless such transferee of registration rights hereunder agrees to be bound by the terms and conditions hereof and executes and delivers to the Company an acknowledgment and agreement to such effect; and provided, further that a Demanding Holder’s right to make a single and final request with respect to its remaining Registrable Securities may not be assigned to any transferee unless the transferee acquires Registrable Securities having a fair market value at the time of transfer of the last prior transfer of Registrable Securities, of at least fifty million dollars ($50,000,000). Any Holder transferring Registrable Securities shall provide notice of any such transfer to the Company, including the identity and notice information for the transferee.

Section 11. Amendment of Registration Rights

Except as otherwise provided in this Agreement, any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities.

Annex A hereto may be amended or supplemented from time to time by the Company to reflect any Transfers that result in Registrable Securities no longer qualifying as Registrable Securities or Transfers involving an assignment of Registrable Securities effected in accordance with Section 10, and any such amendment or supplement shall not be considered an amendment of this Agreement. Upon the reasonable request of the Company from time to time, each Holder hereby agrees to provide a certification to the Company as to the number of Registrable Securities held by such Holder.

Section 12. Limitations on Subsequent Registration Rights

From and after the date of this Agreement and so long as the original Parties to this Agreement continue to own at least ten percent (10%) of the Registrable Securities initially subject to this Agreement, the Company shall not, without approval of the Holders of at least a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are equivalent to or more favorable than the registration rights granted to holders of Registrable Securities hereunder, or which would reduce the amount of Registrable Securities the holders can include in any registration filed or offering effected pursuant to Section 3 or Section 4 hereof, unless such rights are subordinate to those of the Holders of Registrable Securities.

Section 13. Transfer Restrictions; “Market Stand-off” Agreement

In connection with any underwritten offering pursuant to this Agreement, each Holder hereby agrees, subject to and following its receipt of notice from the Company, that it (i) will not, to the extent requested by the Company and any underwriter, sell or otherwise transfer or dispose of any Registrable Securities, except securities included in such offering or certain Transfers of securities to Permitted Transferees pursuant to the Tallgrass Equity LLC Agreement, during the 45 calendar days (or such other time period as the underwriters may reasonably request) beginning on the date of a prospectus or prospectus supplement filed in connection with the pricing of such offering, and (ii) will enter into agreements with the underwriter in connection with any such sale to give effect to the foregoing. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each such Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such 45-calendar-day period (or such other time period as the underwriters may reasonably request).

Section 14. Miscellaneous

(a) Notices. All notices and other communications provided for or permitted hereunder shall be in writing or be delivered via e-mail (which shall also constitute written notice) and shall be deemed to have been duly given and received when, if in writing, delivered by overnight courier or hand delivery, when sent via e-mail, receipt of such e-mail is confirmed by the recipient thereof (either by e-mail or orally), when sent by fax, or three Business Days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices; provided that notices of a change of address shall be effective only upon receipt thereof).

If to the Company, at:

4200 W. 115th Street, Suite 350

Leawood, Kansas 66211

Attention: General Counsel

Email: chris.jones@tallgrassenergylp.com

If to any Holder of Registrable Securities, to such Person’s address or email set forth on the signature pages hereto or as set forth on the records of the Company.

(b) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c) Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(d) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

(e) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(f) Entire Agreement. This Agreement is intended by the Parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to Registrable Securities. This Agreement supersedes all prior written or oral agreements and understandings between the Parties with respect to such subject matter.

(g) Securities Held by the Company or its Subsidiaries. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(h) Termination. This Agreement shall terminate when no shares of Registrable Securities remain outstanding; provided that Sections 8 and 14 shall survive any termination hereof.

(i) Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(j) Specific Performance. The Parties recognize and agree that money damages may be insufficient to compensate the Holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first above written.

COMPANY:

TALLGRASS ENERGY, LP

By:	Tallgrass Energy GP, LLC, its general partner

By:	/s/ Davis G. Dehaemers, Jr.
Name:	David G. Dehaemers, Jr.
Title:	President and Chief Executive Officer

HOLDERS:

PRAIRIE ECI ACQUIROR LP

By:	BIP Holdings Manager L.L.C., its general partner

By:	/s/ Sean Klimczak
Sean Klimczak
Senior Managing Director

Signature Page to Amended and Restated Registration Rights Agreement

PRAIRIE NON-ECI ACQUIROR LP

By:	BIP Holdings Manager L.L.C., its general partner

By:	/s/ Sean Klimczak
Sean Klimczak
Senior Managing Director

Signature Page to Amended and Restated Registration Rights Agreement

PRAIRIE VCOC ACQUIROR LP

By:	BIP Holdings Manager L.L.C., its general partner

By:	/s/ Sean Klimczak
Sean Klimczak
Senior Managing Director

Signature Page to Amended and Restated Registration Rights Agreement

/s/ Gary J. Brauchle

GARY J. BRAUCHLE, TRUSTEE OF THE

BRAUCHLE REVOCABLE TRUST, DATED

APRIL 10, 2014

Signature Page to Amended and Restated Registration Rights Agreement

/s/ Doug Johnson

DOUG JOHNSON

Signature Page to Amended and Restated Registration Rights Agreement

/s/ Eric V. Westphal

ERIC V. WESTPHAL, TRUSTEE OF THE

ERIC V. WESTPHAL REVOCABLE TRUST,

DATED AUGUST 12, 2016

Signature Page to Amended and Restated Registration Rights Agreement

/s/ Christopher R. Jones

CHRISTOPHER R. JONES, TRUSTEE OF

THE AMENDED AND RESTATED

CHRISTOPHER R. JONES REVOCABLE

TRUST UNDER TRUST INDENTURE DATED

MARCH 6, 2019

Signature Page to Amended and Restated Registration Rights Agreement

ANNEX A

	Registrable Securities
Holder	Class A Shares	Class B Shares	Tallgrass Equity Units
Prairie ECI Acquiror LP	—	98,067,182	98,067,182
Prairie Non-ECI Acquiror LP	21,751,018	—	—
Prairie VCOC Acquiror LP	—	2,587,939	2,587,939
Brauchle Revocable Trust, dated April 10, 2014	—	545,909	545,909
Doug Johnson	—	415,931	415,931
Eric V. Westphal Revocable Trust, dated August 12, 2016	—	415,931	415,931
The Amended and Restated Christopher R. Jones Revocable Trust under Trust Indenture dated March 6, 2019	—	103,983	103,983

Total	21,751,018	102,136,875	102,136,875

A-1